                                                                    EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 RTC TWO, INC.

                                   * * * * *

     1.  The name of the corporation is:

         RTC TWO, INC.

     2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of share of stock which the corporation shall have the authority to issue is One Thousand (1,000) shares with a par value of One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.  The name and mailing address of the incorporator is:

     NAME                     MAILING ADDRESS
     ----                     ---------------

Sheila R. Hawkins             1090 Vermont Avenue, N.W.
                              Suite 430
                              Washington, D.C.  20005

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of October, 1994.

                                                   (SGD) Sheila R. Hawkins
                                             -----------------------------------

                                   STATEMENT

                                       OF

                               SOLE INCORPORATOR

                                       OF

                                 RTC TWO, INC.

                                   * * * * *
          The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

          1. The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:

                         W. D. Deihl
                         N. G. Greco
                         S. Pearson

          2. The board of directors was authorized to make and adopt the by-laws of the corporation and, in its discretion, to issue the shares of the capital stock of this corporation to the full amount of number or shares authorized by the certificate of incorporation, in such amounts and for such considerations as from time to time shall be determined by the board of directors and as may be permitted by law.

Dated October 24, 1994.



                                                      (SGD)Sheila R. Hawkins
                                                 -------------------------------

                           CERTIFICATE OF AMENDMENT

                               OF RTC TWO, INC.

                         CERTIFICATE OF INCORPORATION

                                     *****


     RTC TWO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:   That the Board of Directors of RTC TWO, INC. by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

          1.  The name of the corporation is:

                  "MOBIL G.B. 388 FINANCE INC."

     SECOND:    That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said RTC TWO, INC. Has caused this certificate to be
signed by N. G. Greco   , its Vice President, and attested by P. A. Stevenson,
         ---------------
its Secretary, this 21st day of November, 1995.

                                               RTC TWO, INC.



                                               By:      (SGD) N. G. Greco
                                                  -----------------------------
                                                        Vice President
ATTEST:


   (SGD) P.A. Stevenson
- --------------------------
P.A. Stevenson, Secretary

COMMONWEALTH OF VIRGINIA      )
                              ) ss:
COUNTY OF FAIRFAX             )

          BE IT REMEMBERED that, on November 21, 1995, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came
N. G. Greco, Vice President of RTC TWO, INC., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

          GIVEN under my hand on November 21, 1995.

                                                (SGD) Patrick J. Dexter
                                              ----------------------------------
                                              Notary Public

                                                 PATRICK J. DEXTER
                                           Commission Expires June 30, 1997
                                         Notary Public, Commonwealth of Virginia